POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, American Century World Mutual Funds, Inc., hereinafter called the "Corporation", and certain directors and officers of the Corporation, do hereby constitute and appoint James E. Stowers, Jr., James E. Stowers III, William M. Lyons, and Patrick A. Looby, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation in its behalf and to affix its corporate seal, and to sign the names of each of such directors and officers in their capacities as indicated, to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the Corporation has caused this Power to be executed by its duly authorized officers on this the 15th day of February, 1997.

                                       AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                       By:/s/James E. Stowers III
                                          James E. Stowers III, President


                               SIGNATURE AND TITLE

/s/James E. Stowers, Jr.                          /s/Robert W. Doering, M.D.
James E. Stowers, Jr.                             Robert W. Doering, M.D.
Chairman and Director                             Director


/s/James E. Stowers III                           /s/Linsley L. Lundgaard
James E. Stowers III                              Linsley L. Lundgaard
President, Director and                           Director
Principal Executive Officer


/s/Robert T. Jackson                              /s/Donald H. Pratt
Robert T. Jackson                                 Donald H. Pratt
Executive Vice President,                         Director
Principal Financial Officer


/s/Maryanne Roepke                                /s/Lloyd T. Silver
Maryanne Roepke                                   Lloyd T. Silver
Vice President and Treasurer,                     Director
Principal Accounting Officer


/s/Thomas A. Brown                                 /s/M. Jeannine Strandjord
Thomas A. Brown                                    M. Jeannine Strandjord
Director                                           Director


                                                   /s/D.D. ("Del") Hock
                                                   D.D. ("Del") Hock
                                                   Director
Attest:

By:    /s/William M. Lyons
       William M. Lyons, Secretary